UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 16, 2004


                            AMERICAN EXPRESS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
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                 (State or Other Jurisdiction of Incorporation)


         1-7657                                          13-4922250
-----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


200 Vesey Street, World Financial Center,
          New York, New York                               10285
------------------------------------------               ----------
 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 640-2000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On December 16, 2004, several subsidiaries of American Express Company ("American Express") entered into an agreement to sell and lease back a total of seven real properties located in the United States to designated affiliates of The Inland Real Estate Group, Inc. ("Inland") and closed on the sale of six of those properties. The closing of the remaining property is subject to customary closing conditions. In addition, a subsidiary of American Express in Canada expects to shortly enter into an agreement with Inland to sell and lease back one property in Canada. These sale and leaseback transactions will enable American Express to monetize the value of these properties and use the proceeds for re-investment in its businesses.

At each closing, an affiliate of Inland will lease the relevant property back to a subsidiary of American Express for a ten-year term, with an option given to American Express to renew the lease for up to six renewal terms of five years each. The leases will be net leases whereby each American Express entity that leases back the property is responsible for all costs and expenses relating to the property (including maintenance, repair, utilities, operating expenses and insurance costs) in addition to annual rent. The eight properties comprise approximately 2.6 million square feet and have an aggregate net book value of approximately $235 million and an aggregate sales price of approximately $390 million. The aggregate annual rent for the first five years of the leases for all the eight properties would be approximately $25 million. The sale leaseback transactions will not materially impact financial results in any year. Gains resulting from completed sale and leaseback transactions will be amortized over the initial ten-year lease periods.

The six properties that were sold on December 16, 2004 are the American Express Service Centers in Fort Lauderdale, Greensboro, and Phoenix; the American Express Data Center in Minneapolis; the IDS Property Casualty Insurance Corporation headquarters in Depere, Wisconsin; and the American Express Finance Center in Phoenix. The remaining property to be sold upon completion of customary closing conditions is the American Express Service Center in Salt Lake City. The property in Canada is the Canadian Operating Center in Markham, Ontario.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                        By:    /s/ Stephen P. Norman
                                               ---------------------
                                        Name:  Stephen P. Norman
                                        Title: Secretary









DATE:   December 16, 2004